Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form SB-2 of our report dated March 17, 2006, except for Note 1B, as to which the date is August 10, 2006, relating to the consolidated financial statements of Catcher Holdings, Inc. and Subsidiary, which appear in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

October 9, 2006